UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/20/2005

Pacer International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of Principal Executive Offices, Including Zip Code)

(877) 917-2237
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 14, 2005, Pacer International, Inc. entered into a Third Amendment to its Credit Agreement, dated as of June 10, 2003, among Pacer International, Inc., Various Lending Institutions, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents, Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent. The Third Amendment increases the maximum aggregate cash dividends payable by the Company and amends certain other provisions as more fully set forth therein. The Third Amendment to Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

10.1       Third Amendment and Consent to Credit Agreement, dated as of September 14, 2005, among Pacer International, Inc., the lenders party hereto, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents, Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Pacer International, Inc.

Date: September 20, 2005.	By:	/s/ Lawrence C. Yarberry
Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Third Amendment and Consent to Credit Agreement dated September 14, 2005